Smartsheet Inc. Announces Third Quarter Fiscal Year 2025 Results

•Entered into a definitive agreement to be acquired by Blackstone and Vista Equity Partners
•Third quarter total revenue grew 17% year over year to $286.9 million
•Annualized recurring revenue grew 15% year over year to $1.133 billion
•Third quarter operating cash flow of $63.5 million and free cash flow of $61.8 million
•Ended the quarter with cash, cash equivalents, and short-term investments of $760.9 million

BELLEVUE, Wash. - December 5, 2024 - Smartsheet Inc. (NYSE: SMAR), the AI enhanced enterprise grade work management platform, today announced financial results for its third fiscal quarter ended October 31, 2024.

Third Quarter Fiscal 2025 Financial Highlights

•Revenue: Total revenue was $286.9 million, an increase of 17% year over year. Subscription revenue was $273.7 million, an increase of 18% year over year. Professional services revenue was $13.2 million, a decrease of (2)% year over year.

•Operating loss: GAAP operating loss was $(3.4) million, or (1)% of total revenue, compared to $(35.5) million, or (14)% of total revenue, in the third quarter of fiscal 2024.

•Non-GAAP operating income: Non-GAAP operating income was $56.4 million, or 20% of total revenue, compared to $19.4 million, or 8% of total revenue, in the third quarter of fiscal 2024.

•Net income (loss): GAAP net income was $1.3 million, compared to GAAP net loss of $(32.4) million in the third quarter of fiscal 2024. GAAP basic and diluted net income per share was $0.01, compared to GAAP basic and diluted net loss per share of $(0.24) in the third quarter of fiscal 2024.

•Non-GAAP net income: Non-GAAP net income was $61.0 million, compared to $22.6 million in the third quarter of fiscal 2024. Non-GAAP basic and diluted net income per share was $0.44 and $0.43, respectively, compared to non-GAAP basic and diluted net income per share of $0.17 and $0.16, respectively, in the third quarter of fiscal 2024.

•Cash flow: Net operating cash flow was $63.5 million, compared to $15.1 million in the third quarter of fiscal 2024. Free cash flow was $61.8 million, or 22% of total revenue, compared to $11.4 million, or 5% of total revenue, in the third quarter of fiscal 2024.

Third Quarter Fiscal 2025 Operational Highlights

•Annualized recurring revenue ("ARR") was $1.133 billion, an increase of 15% year over year
•Average ARR per domain-based customer was $10,708, an increase of 16% year over year
•Dollar-based net retention rate was 111%
•Number of all customers with ARR of $100,000 or more grew to 2,137, an increase of 20% year over year
•Number of all customers with ARR of $50,000 or more grew to 4,293, an increase of 15% year over year
•Number of all customers with ARR of $5,000 or more grew to 20,430, an increase of 5% year over year

Third Quarter Fiscal 2025 Business Highlights

•Announced that Smartsheet entered into a definitive agreement to be acquired by Blackstone and Vista Equity Partners in an all-cash transaction valued at approximately $8.4 billion, or $56.50 per share
•Sold out our U.S. ENGAGE customer conference for the second consecutive year, welcoming over 4,000 attendees to Seattle to participate in more than 60 breakout sessions
•Unveiled the most comprehensive transformation of our offerings to date, debuting a new user experience and a range of first-of-a-kind features to empower organizations to operate at their peak
•Introduced a Smartsheet connector for Amazon Q Business, which will give Amazon Q Business customers the power to ask an intelligent assistant for information about their work in Smartsheet, eliminating data silos and enhancing visibility

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Key Business Metrics" contains definitions of certain non-financial metrics provided within this press release.

Transaction with Blackstone and Vista Equity Partners

In a separate press release issued on September 24, 2024, we announced that we have entered into a definitive agreement ("Merger Agreement"), to be acquired by Blackstone and Vista Equity Partners. A copy of the press release and supplemental materials can be found on the "Investors" page of our website at www.investors.smartsheet.com and on the Securities and Exchange Commission, or the SEC, website at www.sec.gov. Additional details and information about the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement are available in the Current Report on Form 8-K filed with the SEC on September 24, 2024.

Given the announced transaction, we will not be hosting an earnings conference call nor providing financial guidance in conjunction with this press release. For further detail and discussion of our financial performance, please refer to our third quarter 2025 Form 10-Q for the quarter ended October 31, 2024, filed today with the SEC.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating income as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business, as applicable. We define non-GAAP net income as GAAP net income (loss) excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income.
We define basic non-GAAP net income per share as non-GAAP net income divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net income (loss), including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business, share repurchases, and potential acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate excess cash beyond what is required for our operations. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Key Business Metrics
Annualized recurring revenue

We define annualized recurring revenue, or ARR, as the annualized recurring value of all active subscription contracts at the end of a reporting period. We exclude the value of non-recurring revenue streams, such as our professional services revenue, that are recognized at a point in time. We use ARR as one of our operating measures to assess the strength of the Company’s subscription services. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by 12. Annualizing contracts with terms less than one year results in amounts being included in our ARR calculation that are in excess of the total contract value for those contracts at the end of the reporting period. The value of subscription contracts that are sold through third-party resellers, wherein we do not have visibility into the pricing provided, is based on the list price.

Average ARR per domain-based customer

We use average ARR per domain-based customer to measure customer commitment to our platform and sales force productivity. We define average ARR per domain-based customer as total outstanding ARR for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these same customers as of the current period end (“Current Period ARR”). Current Period ARR includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

The dollar-based net retention rate is used by us to evaluate the long-term value of our customer relationships and is driven by our ability to retain and expand the subscription revenue generated from our existing customers.

About Smartsheet

Smartsheet (NYSE: SMAR) is the modern enterprise work management platform trusted by millions of people at companies across the globe, including over 85% of the 2024 Fortune 500 companies. The category pioneer and market leader, Smartsheet delivers powerful solutions fueling performance and driving the next wave of innovation. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at www.investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue
Subscription	$273,703	$232,470	$786,328	$659,993
Professional services	13,168	13,448	39,939	41,396
Total revenue	286,871	245,918	826,267	701,389
Cost of revenue
Subscription	41,445	34,258	115,216	101,009
Professional services	12,291	12,780	36,693	38,948
Total cost of revenue	53,736	47,038	151,909	139,957
Gross profit	233,135	198,880	674,358	561,432
Operating expenses
Research and development	63,477	58,257	189,514	172,805
Sales and marketing	127,854	137,920	383,315	382,685
General and administrative	45,155	38,153	124,489	109,654
Total operating expenses	236,486	234,330	697,318	665,144
Loss from operations	(3,351)	(35,450)	(22,960)	(103,712)
Interest income	8,272	6,976	24,934	18,040
Other income (expense), net	47	(790)	(593)	(1,381)
Income (loss) before income tax provision	4,968	(29,264)	1,381	(87,053)
Income tax provision	3,644	3,164	1,057	8,602
Net income (loss)	$1,324	$(32,428)	$324	$(95,655)
Net income (loss) per share, basic	$0.01	$(0.24)	$0.00	$(0.71)
Net income (loss) per share, diluted	$0.01	$(0.24)	$0.00	$(0.71)
Weighted-average shares outstanding used to compute net income (loss) per share, basic	139,007	135,189	138,287	133,868
Weighted-average shares outstanding used to compute net income (loss) per share, diluted	142,668	135,189	141,306	133,868
Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of subscription revenue	$2,983	$3,164	$9,055	$9,980
Cost of professional services revenue	1,485	1,777	4,734	5,602
Research and development	17,763	17,220	54,036	52,263
Sales and marketing	14,453	17,462	45,472	55,505
General and administrative	9,151	10,024	29,827	30,099
Total share-based compensation expense	$45,835	$49,647	$143,124	$153,449

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$454,281	$282,094
Short-term investments	306,640	346,701
Accounts receivable, net of allowances of $5,335 and $6,560, respectively	200,436	238,708
Prepaid expenses and other current assets	69,840	64,366
Total current assets	1,031,197	931,869
Restricted cash	18	19
Deferred commissions	156,724	148,867
Property and equipment, net	39,139	42,362
Operating lease right-of-use assets	29,693	39,480
Intangible assets, net	20,635	27,960
Goodwill	141,477	141,477
Other long-term assets	4,408	5,445
Total assets	$1,423,291	$1,337,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,128	$2,937
Accrued compensation and related benefits	74,840	77,453
Other accrued liabilities	37,309	30,534
Operating lease liabilities, current	15,288	16,040
Finance lease liabilities, current	255	216
Deferred revenue	556,320	568,670
Total current liabilities	685,140	695,850
Operating lease liabilities, non-current	23,936	33,100
Finance lease liabilities, non-current	279	455
Deferred revenue, non-current	4,095	1,785
Other long-term liabilities	696	434
Total liabilities	714,146	731,624
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2024 and January 31, 2024	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 139,302,943 shares issued and outstanding as of October 31, 2024; 500,000,000 shares authorized, 136,884,011 shares issued and outstanding as of January 31, 2024	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2024 and January 31, 2024	—	—
Additional paid-in capital	1,621,429	1,468,805
Accumulated other comprehensive income (loss)	196	(146)
Accumulated deficit	(912,480)	(862,804)
Total shareholders’ equity	709,145	605,855
Total liabilities and shareholders’ equity	$1,423,291	$1,337,479

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$324	$(95,655)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation expense	143,124	153,449
Depreciation and amortization	21,121	20,008
Net amortization of premiums (discounts) on investments	(6,059)	(8,746)
Amortization of deferred commission costs	50,328	38,439
Unrealized foreign currency (gain) loss	(577)	684
Non-cash operating lease costs	7,513	9,450
Impairment of long-lived assets	3,237	1,448
Other, net	5,495	3,089
Changes in operating assets and liabilities:
Accounts receivable	33,770	16,541
Prepaid expenses and other current assets	(5,576)	1,060
Other long-term assets	(1,039)	(1,401)
Accounts payable	(1,665)	(997)
Other accrued liabilities	6,656	4,100
Accrued compensation and related benefits	(5,483)	2,021
Deferred commissions	(58,185)	(58,705)
Deferred revenue	(9,952)	25,439
Other long-term liabilities	262	278
Operating lease liabilities	(10,544)	(12,326)
Net cash provided by operating activities	172,750	98,176
Cash flows from investing activities
Purchases of short-term investments	(235,421)	(375,387)
Maturities of short-term investments	281,965	281,900
Purchases of property and equipment	(1,437)	(2,097)
Proceeds from sale of property and equipment	53	28
Capitalized internal-use software development costs	(6,549)	(7,850)
Net cash provided by (used in) investing activities	38,611	(103,406)
Cash flows from financing activities
Proceeds from exercise of stock options	10,957	1,330
Taxes paid related to net share settlement of restricted stock units	(14,896)	(1,644)
Proceeds from contributions to Employee Stock Purchase Plan	14,403	15,664
Principal payments of finance leases	(141)	—
Repurchases of Class A Common Stock and related costs	(50,000)	—
Net cash provided by (used in) financing activities	(39,677)	15,350
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	379	(248)

Net increase in cash, cash equivalents, and restricted cash	172,063	9,872
Cash, cash equivalents, and restricted cash at beginning of period	282,442	223,757
Cash, cash equivalents, and restricted cash at end of period	$454,505	$233,629

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Supplemental disclosures
Cash paid for interest	$43	$—
Cash paid for income tax	7,655	9,471
Accrued purchases of property and equipment, including internal-use software	1,081	1,264
Share-based compensation expense capitalized in internal-use software development costs	2,355	3,283
Right-of-use assets obtained in exchange for new operating lease liabilities	558	1,684
Right-of-use asset reductions related to operating leases	2,832	4,451
Purchases of fixed assets under finance leases	—	693

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

	(dollars in thousands)
Loss from operations	$(3,351)	$(35,450)	$(22,960)	$(103,712)
Add:
Share-based compensation expense(1)	46,842	50,170	145,511	154,919
Amortization of acquisition-related intangible assets(2)	2,308	2,701	7,320	8,117
Lease restructuring costs(3)	40	1,934	3,359	2,051
One-time acquisition costs	10,525	—	10,525	—
Non-GAAP operating income	$56,364	$19,355	$143,755	$61,375

Operating margin	(1)%	(14)%	(3)%	(15)%
Non-GAAP operating margin	20%	8%	17%	9%
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net income (loss) to non-GAAP net income and per share data

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

	(in thousands, except per share data)
Net income (loss)	$1,324	$(32,428)	$324	$(95,655)
Add:
Share-based compensation expense(1)	46,842	50,170	145,511	154,919
Amortization of acquisition-related intangible assets(2)	2,308	2,701	7,320	8,117
Lease restructuring costs(3)	40	2,142	3,359	2,258
One-time acquisition costs	10,525	—	10,525	—
Non-GAAP net income	$61,039	$22,585	$167,039	$69,639

Non-GAAP net income per share, basic	$0.44	$0.17	$1.21	$0.52
Non-GAAP net income per share, diluted	$0.43	$0.16	$1.18	$0.51
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

	(in thousands)
Weighted-average shares outstanding; basic	139,007	135,189	138,287	133,868
Effect of dilutive securities:
Shares subject to outstanding common stock awards	3,661	3,232	3,019	3,653
Weighted-average common shares outstanding; diluted	142,668	138,421	141,306	137,521

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$63,528	$15,146	$172,750	$98,176
Less:
Purchases of property and equipment	(414)	(702)	(1,437)	(2,097)
Capitalized internal-use software development costs	(1,232)	(3,035)	(6,549)	(7,850)
Principal payments of finance leases	(89)	—	(141)	—
Free cash flow	$61,793	$11,409	$164,623	$88,229

Source: Smartsheet Inc.
Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Lisa Henthorn
pr@smartsheet.com